UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

O.I. CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oklahoma	000-6511	73-0728053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

151 Graham Road
College Station, TX	77842-9010
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (979) 690-1711

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

As previously disclosed, O.I. Corporation, an Oklahoma corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated September 13, 2010, as amended October 12, 2010, by and among the Company, ITT Corporation, an Indiana corporation (“ITT”), and Oyster Acquisition Corp., an Oklahoma corporation and a wholly-owned subsidiary of ITT (“Merger Sub”). At a special meeting of shareholders of the Company held on November 15, 2010, the Company’s shareholders adopted the Merger Agreement. On November 15, 2010, in accordance with the Merger Agreement and pursuant to the Oklahoma General Corporation Act, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of ITT.

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) the outstanding shares of common stock of the Company were generally converted into the right to receive $12.00 in cash, without interest, and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.

Item 3.03 – Material Modification to Rights of Security Holders.

Upon the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in Company (other than their right to receive the merger consideration).

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on September 14, 2010 and Item 1.01 of the Company’s Current Report on Form 8-K filed on October 12, 2010, and are incorporated by reference herein.  Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 14, 2010 and the complete copy of the First Amendment to Merger Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 12, 2010, which complete copies of the Merger Agreement and First Amendment are incorporated by reference herein.

Item 5.01 – Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of ITT. The disclosures under Items 2.01, 3.01 and 3.03 above and 5.02 below are incorporated herein by reference.

To finance the payment of the aggregate merger consideration, ITT used its cash on hand.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the Merger Agreement, upon completion of the Merger, the directors and officers of Merger Sub became the directors and officers of the Company. Accordingly, each of J. Bruce Lancaster, Chief Executive Officer and Chief Financial Officer; Donald P. Segers, President and Chief Operating Officer; Laura E. Hotard, Corporate Counsel and Corporate Secretary ceased to hold his or her position with the Company. In addition, Raymond E. Cabillot, Richard W.K. Chapman, J. Bruce Lancaster, John K. H. Linnartz and Donald P. Segers ceased to be members of the Company’s board of directors and any committees to which they belonged.  At the effective time of the Merger, the size of the Board of Directors of the Company was reduced to one member and Daniel Kelly was appointed as the sole member of the Board of Directors of the Company.  Also at the effective time of the Merger, Chris McIntire was appointed as President of the Company, Maria Tzortzatos was appointed as Secretary of the Company and Vincent Carey was appointed as Treasurer of the Company.

Mr. McIntire, 46, has been President of ITT Analytics, or Nova Analytics, as the company was named prior to its acquisition by ITT in March, 2010, since 2006.  Prior to that, he served as Chief Executive Officer and President of WTW, a subsidiary of Nova Analytics from 2003 to 2006.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Articles of Incorporation of the Company were amended to provide for a perpetual duration of the Company and to reduce the number of shares of all classes of capital stock which the Company has authority to issue to 1,000 shares.  Also pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger became the Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

By:	/s/ Chris McIntire
Chris McIntire
President

Date:  November 15, 2010